Exhibit 99.1

SWIFT TRANSPORTATION CO., INC.
ANNOUNCES FORMAL SEC INVESTIGATION

Phoenix, AZ – October 1, 2004 — Swift Transportation Co., Inc. (NASDAQ-NMS: SWFT) today announced that the previously disclosed informal inquiry by the United States Securities and Exchange Commission into certain stock trades by the Company and insiders, including Chairman and CEO Jerry Moyes, has become a formal investigation. The investigation centers around certain stock trades made by Jerry Moyes, the Chairman and Chief Executive Officer of Swift, as well as selected Company repurchases.

Swift is the holding company for Swift Transportation Co., Inc., a truckload carrier headquartered in Phoenix, Arizona. Swift’s trucking subsidiary operates the largest fleet of truckload carrier equipment in the United States with regional operations throughout the continental United States.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

Contact: Swift Transportation Co., Inc., Phoenix
Dave Berry, (602) 269-9700